UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 7, 2011, CrowdGather, Inc., a Nevada corporation (the “Registrant”), entered into a Website and Domain Name Acquisition and Transfer Agreement (the “Purchase Agreement”) with Inform Technologies, Inc. (“Inform”) for total consideration of Five Hundred Seventy Five Thousand Dollars ($575,000) payable in cash.

The Purchase Agreement provides, among other things, that the Registrant will acquire the websites and domain names related to www.yuku.com  (the “Websites”). The Purchase Agreement also provides that the Registrant acquires all associated software used in the building and maintenance of the Websites along with all user lists, databases, intellectual property, name registrations, goodwill and past and future infringement claims related to the Websites (the “Purchased Assets”).  The Purchased Assets are subject to a royalty-free, irrevocable, perpetual license granted to a third party to use certain of the Purchased Assets.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. This brief description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

In connection with the Purchase Agreement, the Registrant entered into an independent contractor agreement (“Services Agreement”) with Inform to provide certain services related to the reduction of website hosting charges incurred by the Registrant for the Websites.  The Services Agreement contemplates: (i) a term of 3 months; (ii) base compensation of $3,333 per month; and (iii) conditional compensation of up to a maximum of $165,000 depending on the amount that Inform is able to reduce the hosting charges incurred by the Registrant for the Websites.   A copy of the Services Agreement is attached hereto as Exhibit 10.2. This brief description of the Services Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Services Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.03 Completion of Acquisition or Disposition of Assets.

See Item 1.01 for a description of the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On September 8, 2011, the Registrant intends to issue a press release to announce that the Registrant entered into the Purchase Agreement with Inform.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit

10.1	Website and Domain Name Acquisition and Transfer Agreement with Inform Technologies, Inc.
10.2	Services Agreement with Inform Technologies, Inc.
99.1	Press Release dated September 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: September 7, 2011	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer